Exhibit 99.1
XERIS BIOPHARMA UPDATES ITS OUTLOOK FOR 2022

Company expects to end 2022 with over $120M in cash, cash equivalents, and short-term investments and at the top of its net product revenue guidance of $105M-$110M

Company to report Q4 and FY 2022 financial results on or about March 8, 2023

CHICAGO, IL; January 5, 2023 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies, today announced that, in connection with investor meetings the Company is planning to conduct next week in San Francisco, it has updated its outlook for full year 2022 expecting net product revenue to be at the top of its guidance range of $105 million to $110 million and its year-end cash balance to be above the previously announced range of $110 million to $120 million.

“Our momentum continued through the fourth quarter with strong patient demand for both Recorlev® and Keveyis® and better than expected prescription growth for Gvoke® giving us confidence that we will end 2022 at the top of our net product revenue guidance of $105 million to $110 million,” said Paul R. Edick, Xeris’ Chairman and CEO. “Also in the fourth quarter, we drew down the final $50 million tranche from our Hayfin debt facility, received an upfront payment from the Horizon Therapeutics collaboration and option agreement, and continued disciplined management of our cash and expenses and expect to end 2022 with over $120 million in cash, cash equivalents, and short-term investments.”

“Recently, the FDA approved a generic version of Keveyis® (dichlorphenamide),” Mr. Edick added. “We acquired the Strongbridge business with the assumption of exclusivity loss and have been planning for a generic entry since the expiry in August 2022, and we believe that we can defend our Keveyis franchise for the foreseeable future.” Mr. Edick continued, “Building off our commercial product momentum in 2022 coupled with our very solid financial position, we do not anticipate the need to raise equity to fund our operations.”

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the financial outlook for the full-year 2022, including projections regarding year-end 2022 cash estimates and net product revenue, the Company’s expectations regarding its cash flow breakeven projection, estimates and projections about the potential synergies in fiscal year 2022 resulting from the Strongbridge Biopharma acquisition, the market and therapeutic potential of its products and product candidates, the ability of the Company to defend its Keveyis franchise against generic competition, the timing or likelihood of expansion into additional markets, the potential utility of its formulation platforms and other statements containing the words “will,” “would,” “continue,” “expect,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this communication. Additional information about potential impacts of COVID-19, financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris is set forth in the "Risk Factors" section of the most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Investor Contact

Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237